EXHIBIT 4.1

NUMBER ________	SHARES ** **

OMNI FINANCIAL SERVICES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

THIS CERTIFIES THAT                                                                                            is hereby issued                                               fully paid and non-assessable Shares of the Common Stock of the above named Corporation transferable only in the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this      day of                          A.D.

[SEAL]

Secretary	Chairman and CEO

For value received,                         hereby sells, assigns and transfers unto                                                                                                                Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                        Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of